UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2023, Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect wholly owned subsidiary of Vistra Corp. (the “Company”), entered into purchase agreements (together, the “Purchase Agreements”) by and among the Issuer, certain subsidiaries of the Issuer that are guarantors under the Credit Agreement (as defined below) (together with such other subsidiaries that become guarantors from time to time, the “Subsidiary Guarantors”), and Citigroup Global Markets Inc., as representative of the several initial purchasers named in Schedules I thereto (the “Initial Purchasers”), in connection with the offer and sale by the Issuer, and the purchase by the Initial Purchasers, of $650 million aggregate principal amount of the Issuer’s 6.950% senior secured notes due 2033 (the “Secured Notes”) in a private offering (the “Secured Offering”) and $1.1 billion aggregate principal amount of the Issuer’s 7.750% senior unsecured notes due 2031 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) in a concurrent private offering (the “Unsecured Offering” and, together with the Secured Offering, the “Offerings”). The Secured Notes will be senior, secured obligations of the Issuer and will be fully and unconditionally guaranteed by the Subsidiary Guarantors. The Unsecured Notes will be senior, unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by the Subsidiary Guarantors.

The Offerings are expected to close on or about September 26, 2023, subject to customary closing conditions. The Offerings are not conditioned upon the completion of the Merger (as defined below). In addition, the consummation of the Secured Offering is not conditioned upon the consummation of the Unsecured Offering, and the consummation of the Unsecured Offering is not conditioned upon the consummation of the Secured Offering.

The sale of the Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes will be sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Purchase Agreements contain customary representations, warranties, covenants and agreements by Vistra Operations, the Subsidiary Guarantors and the Initial Purchasers, including indemnification for certain liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Purchase Agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder. Such description is qualified in its entirety by reference to the Purchase Agreements, which are attached to this Current Report on Form 8-K (the “Current Report”) as Exhibits 10.1 and 10.2, and are incorporated by reference into this Item 1.01.

The Company intends to use the proceeds of the Offerings (i) to fund the cash component of the acquisition of Energy Harbor Corp. (“Energy Harbor”) pursuant to that certain transaction agreement, dated as of March 6, 2023, by and among Vistra Operations, Black Pen Inc., an indirect wholly owned subsidiary of the Issuer (“Merger Sub”), and Energy Harbor, pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Energy Harbor, with Energy Harbor surviving as an indirect subsidiary of the Company (the “Merger”), (ii) for general corporate purposes, including to refinance outstanding indebtedness, and (iii) to pay fees and expenses related to the Offerings. If the Merger is not consummated, the Company intends to use the proceeds from the Offerings (i) for general corporate purposes, including to refinance outstanding indebtedness, and (ii) to pay fees and expenses related to the Offerings.

Certain affiliates of the Initial Purchasers from time to time have acted or in the future may continue to act as agents and lenders under credit facilities of the Company, the Issuer, subsidiaries and/or their affiliates, including under the Credit Agreement, dated as of October 3, 2016 (as amended, the “Credit Agreement”), by and among the Issuer, as borrower, Vistra Intermediate Company LLC, the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch (as successor to Deutsche Bank AG New York Branch), as administrative and collateral agent, various lenders and letter of credit issuers party thereto, and the other parties named therein, and other credit facilities of the Issuer, for which they expect to receive customary compensation, and may receive a portion of the net proceeds from the Offerings to the extent such proceeds are used to repay borrowings under the Credit Agreement or such credit facilities. Additionally, certain of the Initial Purchasers or their respective affiliates may be lenders under or hold certain of the outstanding indebtedness, and they may therefore receive a portion of the proceeds from the Offerings to the extent used to refinance such outstanding indebtedness. Further, certain of the Initial Purchasers and their affiliates perform commercial banking, investment banking and advisory services for the Company, the Issuer and their affiliates from time to time for which they have received customary fees and commissions, and they expect to provide these services in the future, for which they expect to receive customary fees and commissions. The Initial Purchasers or their affiliates may, from time to time, engage in transactions with and perform services for the Company and the Issuer in the ordinary course of their business for which they may receive customary fees and commissions.

Item 7.01.	Regulation FD Disclosure.

On September 12, 2023, the Company issued a press release announcing the launch of the Offerings. A copy of this press release is furnished herewith as Exhibit 99.1. Also, on September 12, 2023, the Company issued a press release announcing the pricing of the Notes to be issued and sold pursuant to the Offerings. A copy of this press release is furnished herewith as Exhibit 99.2.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sale or purchase of securities described herein in any state or any other jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Description

10.1*	Senior Secured Notes Purchase Agreement, dated September 12, 2023, by and among Vistra Operations Company LLC, the Guarantors and Citigroup Global Markets Inc., on behalf of itself and the several Initial Purchasers named in Schedule I to the Purchase Agreement.

10.2*	Senior Unsecured Notes Purchase Agreement, dated September 12, 2023, by and among Vistra Operations Company LLC, the Guarantors and Citigroup Global Markets Inc., on behalf of itself and the several Initial Purchasers named in Schedule I to the Purchase Agreement.

99.1	Launch Press Release, dated September 12, 2023.

99.2	Pricing Press Release, dated September 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vistra agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: September 15, 2023	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer